united states
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34942 (Commission File Number)	77-0557980 (I.R.S. Employer Identification No.)

2953 Bunker Hill Lane, Suite 300
Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 217 -7300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IPHI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Offering of 0.75% Convertible Senior Notes due 2025

On April 24, 2020, Inphi Corporation (the “Company”) issued $506.0 million aggregate principal amount of its 0.75% Convertible Senior Notes due 2025 (the “Notes”) in a private placement, which included $66.0 million principal amount of Notes issued and sold pursuant to the exercise in full of the option granted by the Company to the initial purchasers of the Notes. The Notes are the Company’s senior unsecured obligations, and were issued under an indenture, dated as of April 24, 2020 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes will bear interest at a rate of 0.75% per annum, payable semi-annually in arrears in cash on April 15 and October 15 of each year, beginning on October 15, 2020. The Notes will mature on April 15, 2025, unless earlier repurchased, redeemed or converted.

The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding October 15, 2024, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2020 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after October 15, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion of a Note, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election.

The conversion rate for the Notes is initially 8.0059 shares of Common Stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of approximately $124.91 per share of Common Stock). The initial conversion price of the Notes represents a premium of approximately 32.5% over the last reported sale price of $94.27 per share of Common Stock on The New York Stock Exchange on April 21, 2020. The conversion rate for the Notes will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or following the Company’s issuance of a notice of redemption, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert in connection with such a corporate event or notice of redemption, as the case may be.

The Company may not redeem the Notes prior to April 20, 2023. The Company may redeem for cash all or any portion of the Notes, at its option, on or after April 20, 2023 if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Upon the occurrence of certain fundamental changes, the holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be immediately due and payable. Upon events of default involving specified bankruptcy events involving the Company, the Notes will be due and payable immediately.

The description above is a summary and is not meant to be a complete description of the Notes. This description is qualified in its entirety by reference to the Indenture, including the form of Note, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

The net proceeds from the sale of the Notes were approximately $492.6 million, after deducting the initial purchasers’ discount and the estimated offering expenses payable by the Company. The Company used approximately $48.4 million of the net proceeds to pay the cost of the Capped Call Transactions (as defined below). The Company also used $99.9 million of the net proceeds to pay the cash portion of the consideration, representing the principal amount exchanged and accrued and unpaid interest thereon, the Company delivered in connection with the exchange transactions for the Company’s existing 1.125% Convertible Senior Notes due 2020 (the “2020 Notes”) described below.

Capped Call Transactions

On April 21, 2020, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (together, the “Base Capped Call Transactions”) with an affiliate of one of the initial purchasers and other financial institutions (the “Option Counterparties”). In addition, on April 22, 2020, in connection with the exercise by the initial purchasers of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties.

The Capped Call Transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price of the Common Stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions, which initially corresponds to the initial conversion price of the Notes of approximately $124.91 per share, with such reduction and/or offset subject to a cap based on the cap price of the Capped Call Transactions. The cap price under the Capped Call Transactions will initially be $188.54 per share, which represents a premium of 100.0% over the last reported sale price per share of Common Stock on The New York Stock Exchange on April 21, 2020, and is subject to certain adjustments under the terms of the Capped Call Transactions.

The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are a part of the Capped Call Transactions, but the Company will be entitled to receive from them a number of shares of Common Stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of Common Stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions during the relevant valuation period under the Capped Call Transactions, with such number of shares of Common Stock and amounts of cash, if any, subject to a cap.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not affect any holder’s rights under the Notes.

The description above is a summary and is not meant to be a complete description of the Capped Call Transactions. This description is qualified in its entirety by reference to the detailed provisions of the forms of confirmations for the Capped Call Transactions, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report under the section “Offering of 0.75% Convertible Senior Notes due 2024” above and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Offering of 0.75% Convertible Senior Notes due 2025

The Company issued and sold the Notes to the initial purchasers in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). The purchase agreement with the initial purchasers also contemplated the initial resale of the Notes to qualified institutional buyers in reliance on Rule 144A under and Section 4(a)(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers.

The information contained in Item 1.01 of this Current Report with respect to the Notes is incorporated herein by reference.

Exchange Transactions

Contemporaneously with the pricing of the offering of the Notes, the Company entered into privately negotiated transactions with certain holders of the 2020 Notes to exchange $99.5 million in aggregate principal amount of the 2020 Notes for an aggregate of approximately $99.9 million in cash, representing the principal amount exchanged and accrued and unpaid interest thereon, and 1,437,781 shares of Common Stock.

The Company issued the shares of Common Stock to holders in the exchange of the 2020 Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

On April 21, 2020, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture dated as of April 24, 2020, between Inphi Corporation and U.S. Bank National Association, as trustee (including form of Note).

10.1	Form of Base Capped Call Confirmation.

10.2	Form of Additional Capped Call Confirmation.

99.1	Press release issued by Inphi Corporation dated April 21, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2020

INPHI CORPORATION

By:	/s/ John Edmunds
John Edmunds
Chief Financial Officer and Chief Accounting Officer